LanzaTech Global, Inc. Announces Third Quarter 2023 Financial Results Operating revenues of $19.6 million for third quarter 2023, an increase of 143% over third quarter 2022 Continued progress starting up commercial-scale plants with successful startup at partner IndianOil Corporation’s refinery off-gas facility in India Current cash, restricted cash, and investments of $136.9 million with lower quarterly cash burn compared to first two quarters of 2023 CHICAGO, IL (November 9, 2023) – LanzaTech Global, Inc. (Nasdaq: LNZA) (“LanzaTech” or the “Company”), the carbon recycling company transforming waste carbon into sustainable raw materials, today reported its financial and operating results for the third quarter of 2023. Financial Results Summary In the third quarter of 2023, revenue totaled $19.6 million, reflecting an increase of 143% compared to $8.1 million in the third quarter of 2022, and a quarter-over-quarter increase of 52%. Financial and operating results in the quarter reflect continued growth across all facets of the business, driven primarily by increases in engineering and other services revenue in the Company’s biorefining business as projects progressed through the development pipeline, as well as from 34% year-on-year growth in the CarbonSmart business. Cost of revenues in the third quarter totaled $14.4 million, up from $6.0 million in the third quarter of 2022. The increase was primarily driven by higher revenue performance and engineering costs associated with Project Dragon, our integrated sustainable aviation fuel (“SAF”) project in the UK. Gross margins improved by 10.5 percentage points to 27% during the third quarter of 2023 from the second quarter 2023, driven by beneficial shift in revenue mix. Operating expenses totaled $29.8 million in the third quarter, a 31% increase from the prior year, reflecting headcount growth, expedited expansion of key teams including engineering and strategic projects to accelerate project development across the business and within our Brookfield project pipeline, innovation and process improvement in our gas fermentation platform, commercialization efforts for our isopropanol-producing microbe, and general public company costs. Quarter-on-quarter, operating expenses declined 9% when compared to the second quarter of 2023. Net loss totaled $(25.3) million compared to net loss of $(22.3) million in the third quarter of 2022. Adjusted EBITDA for the third quarter was $(19.1) million, a quarter-on-quarter improvement of 20% compared to the second quarter of 2023 as a result of higher gross profit and sequentially lower operating expenses.

Management Commentary "During the third quarter, we continued to execute against our near-term objectives including process safety and competitiveness, commercial growth, and production capacity expansion,” said Jennifer Holmgren, Board Chair and Chief Executive Officer of LanzaTech. “The progress we continue to make across our pipeline of commercial development projects reinforces our determination in achieving our long-term climate goal of deploying an industrial decarbonization solution that is truly capable of achieving carbon abatement on the giga-ton scale necessary to correct the current trajectory of our global climate towards a sustainable circular carbon economy for our future generations.” Operational Highlights Startup of partner IndianOil Corporation’s facility at the Panipat Refinery: This project marks the first commercial-scale deployment of LanzaTech technology in India and is the first commercial facility to convert carbon dioxide rich refinery off-gas into ethanol using our gas fermentation technology. Initial co-development projects with Brookfield progressing in Europe: LanzaTech advanced its first two projects it expects to co-develop through its partnership with Brookfield through various early-stage engineering milestones, and we target to progress one of these projects to advanced engineering in early 2024. Basic Engineering Packages (“BEP”) delivered for multiple projects: LanzaTech delivered a BEP to its Project Dragon, a first of its kind project which will incorporate LanzaTech’s gas fermentation technology integrated with LanzaJet’s Alcohol-to-Jet technology to produce SAF. Additionally, a BEP was recently completed for the 64,000 ton per year plant in Rome, Italy with partner NextChem utilizing gasified municipal solid waste feedstock. LanzaJet Freedom Pines Fuels expected to complete construction by year-end: The world’s first Alcohol-to-Jet SAF production facility is expected to begin operations in early 2024. The Freedom Pines Fuels facility is expected to produce approximately 10 million gallons of sustainable fuels per year – 9 million gallons of SAF and 1 million gallons of renewable diesel. Announcement of a Joint Venture in Saudi Arabia with the Olayan Financing Company: LanzaTech recently announced a joint-venture agreement with the Olayan Financing Company, a subsidiary of the Olayan Group, to accelerate the commercial deployment of LanzaTech’s carbon recycling technology in hard-to-abate industries within the Kingdom of Saudi Arabia (KSA). The joint venture will deploy and develop projects utilizing LanzaTech’s carbon recycling technology within KSA and selectively across the broader Middle East. Continued process competitiveness progress: LanzaTech continued to progress its work at the Suncor demonstration facility in Canada to develop at scale a key new production strain making Isopropyl Alcohol (IPA). IPA commands a market of approximately $3 billion in 2022, which today is almost exclusively met by fossil-based virgin production and can be utilized as a feedstock for polypropylene production, approximately a $123 billion market in 2022 also nearly exclusively met by virgin-fossil inputs. Additionally, we achieved our immediate target for the direct production of Monoethylene Glycol, or MEG, a key ingredient in polyethylene terephthalate, or PET, from real-world syngas from gasified municipal solid waste. Lastly, we have also been developing the capabilities to produce single cell protein as a primary product from our gas fermentation platform. Balance Sheet and Liquidity Prior to filing our third quarter financial statements on Form 10-Q, we determined that our prior interpretation of the accounting guidance applicable to certain elements of the Forward Purchase Agreement (“FPA”) was incorrect. As a result, we have revised the accounting treatment of the FPA in our financial statements as of September 30, 2023 to reclassify the Prepayment Amount of $60.5 million, previously recorded as part of a net non-current derivative asset in the condensed consolidated balance sheet, to the equity section of the condensed consolidated balance sheet. The remaining liability balance of $38.1 million associated with the FPA, including the Minimum Maturity Consideration and the Share Consideration, are now reflected as non- current liabilities in our condensed consolidated balance sheet. The change in accounting for the FPA did not have any impact on our liquidity, cash flows or results of operations for the third quarter. We intend to restate our financial statements for the quarters ended March 31, 2023 and June 30, 2023 to be consistent with this accounting treatment. The revision of those financial statements will not have an impact on the liquidity, cash flows or results of operations of the respective accounting periods. As of September 30, 2023, LanzaTech had $136.9 million in total cash, restricted cash, and investments compared to $161.1 million at the end of second quarter 2023. We expect to see ongoing improvements in cash flow from operations, net of working capital swings, quarter over quarter as we continue to progress to grow the business to cash flow positive. Conference Call Information LanzaTech will host a conference call today, November 9, 2023, at 8:30 A.M. EDT to review the Company's financial results, discuss recent events and conduct a question-and-answer session. The conference call may be accessed via a live webcast on a listen-only basis at https://ir.lanzatech.com/news- events/events-presentations. To participate in the live teleconference: Domestic callers: 844-826-3035 International callers: 412-317-5195 Conference ID: 10183199 A replay will be available shortly after the call and can be accessed by dialing: Domestic callers: 844-512-2921 International callers: 412-317-6671 Conference ID: 10183199

The replay will be available until 11:59 PM EDT November 23, 2023. An archive of the webcast will be available shortly after the call on LanzaTech’s website at https://ir.lanzatech.com/ for twelve months following the call. About LanzaTech Global Inc. Headquartered in Skokie, IL, LanzaTech Global, Inc. (Nasdaq: LNZA) captures waste carbon and transforms it into materials such as sustainable fuels, fabrics, packaging, and other products. Using a variety of waste feedstocks, LanzaTech’s technology platform is contributing to a future where consumers are not dependent on virgin fossil feedstocks for everything in their daily lives. LanzaTech’s goal is to challenge and change the way the world uses carbon, enabling a new circular carbon economy where carbon is reused rather than wasted, skies and oceans are kept clean, and pollution becomes a thing of the past. For more information about LanzaTech visit https://lanzatech.com. Forward Looking Statements This press release includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of LanzaTech. These statements are based on the beliefs and assumptions of LanzaTech’s management. Although LanzaTech believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, LanzaTech cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. The forward-looking statements are based on projections prepared by, and are the responsibility of, LanzaTech’s management. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LanzaTech’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward- looking statements. LanzaTech may be adversely affected by other economic, business, or competitive factors, and other risks and uncertainties, including those described under the header “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022 filed by LanzaTech with the SEC, and in future SEC filings. New risk factors that may affect actual results or outcomes emerge from time to time and it is not possible to predict all such risk factors, nor can LanzaTech assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward- looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to LanzaTech or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. LanzaTech undertakes no obligations to update or revise publicly any forward- looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with US GAAP and to provide investors with additional information regarding our financial results, we have presented adjusted EBITDA, a non- GAAP financial measure. Adjusted EBITDA is not based on any standardized methodology prescribed by US GAAP and is not necessarily comparable to similarly titled measures presented by other companies. We define adjusted EBITDA as our net loss, excluding the impact of depreciation, interest income, net, stock-based compensation, change in fair value of warrant liabilities, change in fair value of SAFE liabilities, change in fair value of the prepaid forward contract derivative and Fixed Maturity Consideration, transaction costs on issuance of Forward Purchase Agreement, (gain) loss from equity method investees and other one-time costs related to the Business Combination and initial securities registration. We monitor and have presented in this Quarterly Report adjusted EBITDA because it is a key measure used by our management and the Board to understand and evaluate our operating performance, to establish budgets, and to develop operational goals for managing our business. We believe adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of certain expenses that we include in net loss. Accordingly, we believe adjusted EBITDA provides useful information to investors, analysts, and others in understanding and evaluating our operating results and enhancing the overall understanding of our past performance and future prospects. Adjusted EBITDA is not prepared in accordance with US GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with US GAAP. There are a number of limitations related to the use of adjusted EBITDA rather than net loss, which is the most directly comparable financial measure calculated and presented in accordance with US GAAP. For example, adjusted EBITDA: (i) excludes stock-based compensation expense because it is a significant non-cash expense that is not directly related to our operating performance; (ii) excludes depreciation expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future; (iii) excludes gain or losses on equity method investee; and (iv) excludes certain income or expense items that do not provide a comparable measure of our business performance. In addition, the expenses and other items that we exclude in our calculations of adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from adjusted EBITDA when they report their operating results. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

LANZATECH GLOBAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands of U.S. dollars, except share and per share data) (Unaudited) Period Ended September 30, 2023 December 31, 2022 Assets Current assets: Cash and cash equivalents $91,397 $83,045 Debt security investments 35,011 - Trade and other receivables, net of allowance 10,085 11,695 Contract assets 24,313 18,000 Other current assets 16,677 11,157 Total current assets 177,483 123,897 Property, plant and equipment, net 22,818 19,689 Non-current debt security investment 9,780 - Right-of-use assets 6,023 6,969 Equity method investment 9,594 10,561 Equity security investment 14,990 14,990 Other non-current assets 5,659 750 Total assets $246,347 $176,856 Liabilities, Contingently Redeemable Preferred Stock, and Shareholders’ Deficit Current liabilities: Accounts payable 5,779 7,455 Other accrued liabilities 6,049 4,502 AM SAFE liability - 28,986 Warrants 9,636 4,108 Contract liabilities 3,132 3,101 Accrued salaries and wages 7,196 7,031 Current lease liabilities 1,951 798 Total current liabilities $33,743 $55,981 Non-current lease liabilities 5,250 6,615 Non-current contract liabilities 8,671 10,760 Fixed maturity consideration 7,020 - Forward purchase agreement liability 38,092 - Brookfield SAFE liability 23,350 50,000 Other long-term liabilities 1,746 1,591 Total liabilities $117,872 $124,947 Commitments and Contingencies Contingently Redeemable Preferred Stock

Redeemable convertible preferred stock, $0.0001 par value; 20,000,000 and 130,133,670 shares authorized, — and 129,148,393 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively - 480,631 Shareholders’ Deficit Common stock, $0.0001 par value; 400,000,000 and 158,918,093 shares authorized, 195,674,502 and 10,422,051 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively 19 1 Additional paid-in capital 939,868 24,782 Accumulated other comprehensive income 1,786 2,740 Accumulated deficit (813,198) (456,245) Total shareholders’ equity (deficit) 128,475 (428,722) Total liabilities, contingently redeemable preferred stock, and shareholders' equity $246,347 $176,856 LANZATECH GLOBAL INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands of U.S. dollars, except share and per share data) (Unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2023 2022 2023 2022 Revenue: Revenue from contracts with customers - services $14,162 $4,917 $32,119 $18,519 Revenue from contracts with customers - tangible products 2,258 1,691 3,265 3,413 Revenue from collaborative arrangements 1,566 760 3,116 1,733 Revenue from related party transactions 1,619 704 3,668 2,116 Total revenue 19,605 8,072 42,168 25,781 Cost and operating expenses: Cost of revenue from contracts with customers - services (exclusive of depreciation shown below) (11,862) (3,694) (28,835) (15,307) Cost of revenue from contracts with customers - tangible products (exclusive of depreciation shown below) (1,772) (1,979) (2,499) (2,855) Cost of revenue from collaborative arrangements (exclusive of depreciation shown below) (678) (256) (1,504) (727)

Cost of revenue from related party transactions (exclusive of depreciation shown below) (59) (46) (150) (342) Research and development expense (16,645) (14,260) (51,839) (39,858) Depreciation expense (1,376) (1,211) (3,981) (3,433) Selling, general and administrative expense (11,808) (7,258) (41,095) (19,482) Total cost and operating expenses (44,200) (28,704) (129,903) (82,004) Loss from operations (24,595) (20,632) (87,735) (56,223) Other income (expense): Interest income, net 1,249 8 3,164 3 Other expense, net (1,517) (1,176) (29,912) (1,100) Total other income (expense), net (268) (1,168) (26,748) (1,097) Loss before income taxes (24,863) (21,800) (114,483) (57,320) Income tax expense - - - - Gain (loss) from equity method investees, net (463) (467) (941) 2,346 Net loss $(25,326) $(22,267) $(115,424) $(54,974) Other comprehensive loss: Foreign currency translation adjustments (1,001) (384) (954) (767) Comprehensive loss $(26,327) $(22,651) $(116,378) $(55,741) Unpaid cumulative dividends on preferred stock - (9,748) (4,117) (28,925) Net loss allocated to common shareholders $(25,326) $(32,015) $(119,541) $(83,899) Net loss per common share - basic and diluted $(0.13) $(3.47) $(0.70) $(9.10) Weighted-average number of common shares outstanding - basic and diluted 195,869,537 9,229,781 169,797,443 9,223,884

LANZATECH GLOBAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands of U.S. dollars) (Unaudited) Nine Months Ended September 30, 2023 2022 Cash Flows From Operating Activities: Net loss $(115,424) $(54,974) Adjustments to reconcile net loss to net cash used in operating activities: - - Share-based compensation expense 11,933 2,067 Gain on change in fair value of SAFE and warrant liabilities (14,249) (330) Loss on change in fair value of the Forward Purchase Agreement and Fixed Maturity Consideration liabilities 44,661 - Provision for losses on trade and other receivables 700 - Depreciation of property, plant and equipment 3,981 3,433 Amortization of discount on debt security investment (933) - Non-cash lease expense 946 1,343 Non-cash recognition of licensing revenue (1,700) (1,620) Loss (gain) from equity method investees, net 941 (2,346) Net foreign exchange loss (gain) 423 1,311 Changes in operating assets and liabilities: Accounts receivable, net 1,088 (8,710) Contract assets (6,488) (3,270) Accrued interest on debt investment (178) - Other assets (6,723) (5,981) Accounts payable and accrued salaries and wages (1,484) 463 Contract liabilities 29 (471) Operating lease liabilities (212) (1,518) Other liabilities 1,124 (733) Net cash used in operating activities $(81,565) $(71,336) Cash Flows From Investing Activities: Purchase of property, plant and equipment (7,137) (6,530) Purchase of debt securities (93,858) - Proceeds from maturity of debt securities 50,000 Forward purchase option derivative purchase (60,096) - Purchase of additional interest in equity method investment (288) - Origination of related party loan (5,212) - Net cash used in investing activities $(116,591) $(6,530) Cash Flows From Financing Activities: Proceeds from issue of equity instruments of the Company - 23 Proceeds from the Business Combination and PIPE, net of transaction expenses (Note 3) 213,381 - Proceeds from exercise of options 1,637 -

LanzaTech

Repurchase of equity instruments of the Company	(7,650)	-
Net cash provided by financing activities	$207,368	$23
Net increase (decrease) in cash, cash equivalents and restricted cash	9,212	(77,843)
Cash, cash equivalents and restricted cash at beginning of period	83,710	128,732
Effects of currency translation on cash, cash equivalents and restricted cash	(852)	145
Cash, cash equivalents and restricted cash at end of period	$92,070	$51,034

Supplemental disclosure of non-cash investing and financing activities:

Acquisition of property, plant and equipment under accounts payable	219	107
Reclassification of capitalized costs related to the business combination to equity	1,514	-
Cashless conversion of warrants on preferred shares	5,890	-
Recognition of public and private warrant liabilities in the Business Combination	4,624	-
Reclassification of AM SAFE warrant to equity	1,800	-
Conversion of AM SAFE liability into common stock	29,730	-
Conversion of Legacy LanzaTech NZ, Inc. preferred stock and in-kind dividend into common stock	722,160	-
Reclassification of Shortfall warrant to equity	3,063	-

Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,	
(In thousands)	2023	2022	2023	2022
Net Loss	$(25,326)	$(22,267)	$(115,424)	$(54,974)
Depreciation	1,376	1,211	3,981	3,433
Interest income (expense), net	(1,249)	(8)	(3,164)	(3)
Income tax expense	-	-	-	-
Stock-based compensation expense and change in fair value of SAFE and warrant liabilities (1)	(6,368)	1,089	(2,316)	1,737
Change in fair value of the Forward Purchase Agreement and Fixed Maturity Consideration liabilities	11,632	-	44,661	-
Transaction costs on issuance of Forward Purchase Agreement	-	-	451	-
Loss (gain) from equity method investees, net	463	467	941	(2,346)
One-time costs related to the Business Combination and initial securities registration(2)	410	-	4,472	-
Adjusted EBITDA	$(19,062)	$(19,508)	$(66,398)	$(52,153)

(1) Stock-based compensation expense represents expense related to equity compensation plans
(2) Represents costs incurred related to the Business Combination that do not meet the direct and incremental criteria per SEC Staff Accounting Bulletin Topic 5.A to be charged against the gross proceeds of the transaction, but are not expected to recur in the future, as well as costs incurred subsequent to deal close related to our initial securities registration.

# # # Contacts: Media Relations Contact - LanzaTech Kit McDonnell Director of Communications press@lanzatech.com Investor Relations Contact - LanzaTech Omar El-Sharkawy VP, Corporate Development LanzatechIR@icrinc.com